ASSET PURCHASE AGREEMENT
                           by and among
                  DATALOGIC INTERNATIONAL, INC.,
                     IPN COMMUNICATIONS, INC.
                               and
                      HURON HOLDINGS, INC.

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                     ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT, dated as of June 30, 2006 (this "Agreement"), by and between DataLogic International, Inc., a Delaware corporation ("DataLogic"), IPN Communications, Inc., a California corporation (and together with DataLogic, "Sellers") and Huron Holdings, Inc., a Nevada corporation ("Buyer").

                            WITNESSTH:

      WHEREAS, Sellers conduct a business which manufactures, sells and distributes vehicle and mobile asset management solutions; and

      WHEREAS, Buyer desires to purchase certain inventory and other assets from Sellers, and Sellers desire to sell certain inventory and other assets of to Buyer, upon the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, the parties hereto agree as follows:

                            ARTICLE I
                           DEFINITIONS

      Section 1.01 Definitions.

      (a) The following terms, as used herein, have the following meanings:

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

      "Note" means a promissory note of Buyer in the principal amount of $250,000, in substantially the form of Exhibit A hereto.

      "Other Transaction Documents" means the Note and the Sellers License.

      "Permitted Lien" means (a) any Lien disclosed on Sellers Disclosure Schedule, (ii) Liens for taxes not yet due or being contested in good faith, or (iii) Liens which do not materially detract from the value of the Purchased Assets as now used, or materially interfere with any present or intended use of such Purchased Asset.

      "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality.

      "Sellers License" means the license with respect to certain intellectual property of Sellers to be granted to Buyer, in substantially the form of Exhibit B hereto.

      "Taxes" means all taxes, assessments and governmental charges imposed by any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties or additions thereto.

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      (b) Each of the following terms is defined in the Section set forth opposite such term:

      Term                        Section
      -----                       -------
      Assumed Liabilities         2.02
      Closing                     2.05
      Damages                     7.02
      Governmental Entity         3.03
      Material Adverse Effect     3.01
      Purchased Assets            2.01
      Purchase Price              2.04


                           ARTICLE II
                        PURCHASE AND SALE

      Section 2.01 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Sellers and Sellers agree to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing, free and clear of all Liens, other than Permitted Liens, the assets identified on Schedule A hereto (the "Purchased Assets").

      Section 2.02 Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of the Closing to assume the liabilities identified on Schedule B hereto (the "Assumed Liabilities").

      Section 2.03 Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof to in any way adversely affect the rights of Buyer or any Seller thereunder. Sellers and Buyer will use their best efforts (but without any payment of money by Sellers or Buyer) to obtain the consent of the other parties to any such Purchased Asset or any claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of a Seller thereunder so that Buyer would not in fact receive all such rights, Sellers and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sublicensing, or subleasing to Buyer, or under which Sellers would enforce for the benefit of Buyer, with Buyer assuming Sellers' obligations, any and all rights of Sellers against a third party thereto. Sellers will promptly pay to Buyer when received all monies received by any Seller under any Purchased Asset or any claim or right or any benefit arising thereunder.

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      Section 2.04  Purchase Price; Allocation of Purchase Price.

            (a) The purchase price for the Purchased Assets (the "Purchase
Price") is (a) $450,000 in cash and (b) the Note.   The Purchase Price shall
be paid as provided in Section 2.05.

            (b) The Sellers and Buyer agree to report an allocation of the Purchase Price among the Purchased Assets in a manner entirely consistent with the allocation set forth on Schedule A hereto, and agree to act in accordance with such allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto.

      Section 2.05 Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of DataLogic in Irvine, California as soon as possible, but in no event later than three business days, after the satisfaction of the conditions set forth in Article VI, or at such other time or place as Buyer and Seller may agree. At the Closing,

            (a) Buyer shall deliver to Sellers:

                  (i) $450,000 in immediately available funds by wire transfer to an account(s) of Seller(s) with a bank(s) designated by Sellers, by notice to Buyer, no later than two business days prior to the Closing Date; and

                  (ii) the Note.

            (b) Each Seller and Buyer shall enter into an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit C.

            (c) Sellers and Buyer shall enter into the Sellers License.

                           ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLERS

      Sellers hereby represent and warrant to Buyer that:

      Section 3.01 Organization. Each of DataLogic and IPN is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of DataLogic and IPN is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the Purchased Assets (a "Material Adverse Effect").

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      Section 3.02  Corporate Authorization.  The execution, delivery and performance by DataLogic and IPN of this Agreement and the Sellers License and the consummation by them of the transactions contemplated hereby are within their respective corporate powers and have been duly authorized by all necessary corporate action of DataLogic and IPN. This Agreement has been duly and validly executed and delivered by each of DataLogic and IPN and constitutes a valid and binding agreement of DataLogic and IPN, enforceable against them in accordance with its terms. The Sellers License, when executed and delivered, will constitute a valid and binding obligation of DataLogic and IPN, enforceable against them in accordance with its terms.

      Section 3.03  Governmental Authorization; Consents.

            (a) The execution, delivery and performance by each of DataLogic and IPN of this Agreement and the Sellers License require no action by or in respect of, or filing with, any governmental body, agency, official or authority (a "Governmental Entity").

            (b) Except as set forth on Section 3.03 of the Sellers Disclosure Schedule, no consent, approval, waiver or other action by an Person (other than any governmental body, agency, official or authority referred to in (a) above) under any contract, agreement, indenture, lease, instrument, or other document to which DataLogic or IPN is a party or by which either of them is bound is required or necessary for the execution, delivery and performance of this Agreement or the Sellers License by DataLogic and IPN or the consummation of the transactions contemplated hereby or thereby.

      Section 3.04 Non-Contravention. The execution, delivery and performance by Seller of this Agreement and the Sellers License do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of DataLogic or IPN, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to DataLogic or IPN; (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of DataLogic or IPN or to a loss of any benefit to which DataLogic or IPN is entitled under any provision of any agreement, contract, or other instrument binding upon DataLogic or IPN or any license, franchise, permit or other similar authorization held by DataLogic or IPN or (iv) result in the creation or imposition of any Lien on any Purchased Asset.

      Section 3.05 Title to Purchased Assets. Upon consummation of the transaction contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens, except for Permitted Liens.

      Section 3.06 Litigation. Except as set forth in Section 3.06 of the Sellers Disclosure Schedule, there is no action, suit, investigation, proceeding, review pending against, or to the knowledge of any Seller threatened against or affecting, the Purchased Assets before any court or arbitrator or any Governmental Entity which, in the aggregate, are reasonably likely to have a Material Adverse Effect or materially delay the transactions contemplated hereby.

      Section 3.07 No Defaults. Except as set forth in Section 3.07 of the Sellers Disclosure Schedule, the Company is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) any license, contract, agreement or other instrument or obligation to which


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constitutes a Purchased Asset or (b) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, which defaults or violations would, in the aggregate, reasonable be expected to have a Material Adverse Effect or which would materially delay the consummation of the transactions contemplated hereby.

      Section 3.08 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of DataLogic or IPN who might be entitled to any fee or commission from Buyer or any of its respective affiliates upon consummation of the transactions contemplated by this Agreement.

                           ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF
                              BUYER

      Buyer hereby represents and warrants to Sellers that:

      Section 4.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

      Section 4.02 Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the Other Transaction Documents and the consummation by Buyer of the transactions contemplated hereby and thereby are within Buyer's corporate powers and have been duly authorized by all necessary corporate action of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms. The Note and Seller License, when executed and delivered, will constitute a valid and binding obligation of Buyer, enforceable against it in accordance with their respective terms.

      Section 4.03  Governmental Authorization; Consents.

            (a) The execution, delivery and performance by Buyer of this Agreement require no action by or in respect of, or filing with, any Governmental Entity.

            (b) No consent, approval, waiver or other action by an Person (other than any Governmental Entity referred to in (a) above) under any contract, agreement, indenture, lease, instrument, or other document to which Buyer is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement by Buyer or the consummation of the transactions contemplated hereby.

      Section 4.04 Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and the Other Transaction Documents do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of Buyer, or (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer.

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      Section 4.05  Financing.  Buyer has received and furnished copies to
Sellers of a term sheet from an investor group pursuant to which the investor group has expressed an interest, subject to the terms and conditions stated therein, to provide Buyer with sufficient funds to purchase the Purchased Assets.

      Section 4.06 Litigation. There is no action, suit, investigation, proceeding, review pending against, or to the knowledge of the Buyer threatened against or affecting, Buyer before any court or arbitrator or any Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

      Section 4.07 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Sellers or any of their affiliates upon consummation of the transactions contemplated by this Agreement.

                            ARTICLE V
                            COVENANTS

      Section 5.01  Covenants of Sellers.  Sellers agree that:

      (a) No Inconsistent Actions. During the period from the date of this Agreement and continuing until the Closing Date, Sellers will not (i) take or agree or commit to take any action that would make any representation and warranty of Sellers inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

      (b) Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), Sellers shall afford to the officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours during the period prior to the Closing, to the Sellers' properties, books, contracts, commitments and records to the extent relating to the Purchased Assets and, during such period, Sellers shall furnish promptly to the other all information concerning the Purchased Assets as Buyer may reasonably request. Unless otherwise required by law or court order, Buyer will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Buyer, and in the event of termination of this Agreement for any reason Buyer shall promptly return all nonpublic documents obtained from Sellers, and any copies or summaries made of such documents, to Sellers.

      Section 5.02  Covenants of Buyer.  Buyer agrees that:

      (a) No Inconsistent Actions. During the period from the date of this Agreement and continuing until the Closing Date, Buyer will not (i) take or agree or commit to take any action that would make any representation and warranty of Buyer inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

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      (b) Confidentiality.  Prior to the Closing Date and after any termination of this Agreement, Buyer and its affiliates will hold, an will use best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Sellers or the Purchased Assets furnished to Buyer or its affiliates in connection with the transaction contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than Sellers; provided that Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. The obligation of Buyer and its affiliates to hold such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyer and its affiliates will, and will use best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Sellers, upon request, all documents and other materials, and all copies thereof, obtained by Buyer and its affiliates or on their behalf from Sellers in connection with this Agreement that are subject to such confidence.

      (c) Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), Buyer shall afford to the officers, employees, accountants, counsel and other representatives of Sellers, access, during normal business hours during the period prior to the Closing, to all of the Buyer's properties, books, contracts, commitments and records and, during such period, Buyer shall furnish promptly to the other all information concerning Buyer's business, properties and personnel as Sellers may reasonably request, in each case, to the extent necessary to permit Sellers to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date. Unless otherwise required by law or court order, Sellers will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Sellers, and in the event of termination of this Agreement for any reason Sellers shall promptly return all nonpublic documents obtained from Buyer, and any copies or summaries made of such documents, to Buyer.

      Section 5.03 Covenants of Buyer and Sellers. Buyer and Sellers each agree that:

      (a) Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Sellers and Buyer each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

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      (b) Certain Filings.  Sellers and Buyer will cooperate with one another
(i) in determining whether any action by or in respect of, or filing with, any Governmental Entity is require or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

      (c) Public Announcements. The parties shall consult with each other before issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect there

      (d) Notices. Each of the parties shall give prompt notice to the other party of: (a) any notice of, or other communication relating to, a default or event which, with notice or the lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Closing, under any agreement, indenture or instrument material to the financial condition, properties, businesses or results of operations of it and its subsidiaries, taken as a whole, to which it or any of its subsidiaries is a party or is subject; and (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, which consent, if required, would breach the representations contained in Articles III and IV.

                           ARTICLE VI
                            CONDITIONS

      Section 6.01 Conditions to Each Party's Obligations. The obligations of Buyer and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

            (a) All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any Governmental Entity, and all required third party consents (as set forth on Section 3.03 of the Sellers Disclosure Schedule), shall have been filed, occurred or been obtained.

            (b) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Closing and shall be in effect.

      Section 6.02 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

            (a) The representations and warranties of Sellers set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement and such changes as would be required to be made in the exhibits to this Agreement if such schedules were to speak as of the Closing Date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, reasonable be expected to have a Material Adverse Effect.

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            (b) Sellers shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (c) Buyer shall have a received a certificate signed by the Chief Executive Officer of DataLogic confirming Section 6.02(a) and (b).

            (d) Sellers shall have executed and delivered to Buyer each of the Sellers License.

            (e) Buyer shall have received (i) resolutions duly adopted by the Board of Directors of each of DataLogic and IPN approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable such Seller to comply with the terms of this Agreement, and (ii) all other documents it may reasonably request relating to the existence of such Seller and the authority of such Seller for this Agreement, all in form and substance reasonable satisfactory to Buyer.

            (f) Buyer shall have obtained funds sufficient to enable it to pay the Purchase Price for the Purchased Assets.

      Section 6.03 Conditions to Obligation of Sellers. The obligation of Sellers to consummate the Closing is subject to the following further conditions:

            (a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement and such changes as would be required to be made in the exhibits to this Agreement if such schedules were to speak as of the Closing Date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

            (b) Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (c) Sellers shall have a received a certificate signed by the Chief Executive Officer of Buyer confirming Section 6.03(a) and (b).

            (d) Buyer shall have executed and delivered to Sellers the Sellers License.

            (e) Sellers shall have received (i) resolutions duly adopted by the Board of Directors of the Buyer approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable Buyer to comply with the terms of this Agreement, and (ii) all other documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonable satisfactory to Seller.

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            (f) Sellers shall have received a termination and release
agreements, in form and substance satisfactory to DataLogic, from (i) each of David Daniels and Doug Klein agreeing to the termination their respective employment agreements with IPN and fully and unconditionally releasing Sellers and their respective affiliates from any and all claims relating to such agreements, their employment by IPN, the Asset Purchase Agreement, dated September 15, 2005, by and among CBSi Holdings, Inc, IPN and DataLogic (the "CBSi Agreement") or the Agreement of Non-Competition and Earn-Out Compensation entered into in connection with the CBSi Agreement and (ii) from 7901 Property LLC agreeing to terminate Commercial Office Lease - Modified Gross, dated April 21, 2006, between 7901 Property LLC and IPN and fully an unconditionally releasing Sellers and their respective affiliates from any and all claims relating thereto.

                           ARTICLE VII
                    SURVIVAL; INDEMNIFICATION

      Section 7.01 Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the first anniversary of the Closing Date. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under
Section 7.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

      Section 7.02  Indemnification.

      (a) DataLogic hereby indemnifies Buyer against and agrees to hold them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Sellers pursuant to this Agreement. Unless and until the Note has been repaid in full, DataLogic's liability under this Section 7.02(a) will be satisfied exclusively by reduction of the outstanding principal amount of the Note.

      (b) Buyer hereby indemnifies Seller against and agrees to hold it harmless from any and all Damages incurred or suffered by Seller arising out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement or (ii) the failure of Buyer to perform any Assumed Liability.

      Section 7.03  Procedures; Exclusivity

      (a) The party seeking indemnification under Section 7.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit,

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action, or proceeding at its own expense.  The Indemnifying Party shall not be liable under Section 7.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

      (b) After the Closing, Section 7.02 will provide the exclusive remedy for any misrepresentation, breach or warranty, covenant or other agreement (other than those contained in the Other Transaction Documents) or other claim arising out of this Agreement or the transactions contemplated hereby.

                          ARTICLE VIII
                    TERMINATION AND AMENDMENT

      Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by mutual consent of DataLogic and Buyer;

            (b) by either DataLogic or Buyer if the Closing shall not have been consummated before August 15, 2006 (unless the failure to consummate the Closing by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement); or

            (c) by either DataLogic or Buyer if (i) the conditions to such party's obligations shall have become impossible to satisfy or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Closing shall have become final and non-appealable.

      Section 8.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of Section 5.02(b). Nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement.

      Section 8.03 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 8.04 Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                           ARTICLE IX
                          MISCELLANEOUS

      Section 9.01 Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
            (a) if to Buyer, to:

      Huron Holdings, Inc.
      4 Inspiration Point
      Laguna Niguel, CA 92675
      Attn: David Walters, CEO

      and

            (b) if to Sellers, to

      DataLogic International, Inc.
      18301 Von Karman Ave., Suite 250
      Irvine, CA 92612
      Attn: Keith Moore, CEO

      Section 9.02 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      Section 9.03 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      Section 9.04 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than any confidentiality agreement between the parties; any provisions of such agreements which are inconsistent with the transactions contemplated by this Agreement being waived hereby) and (b) shall not be assigned by operation of law or otherwise, provided that Buyer may assign its rights and obligations to any other wholly owned subsidiary of Buyer, but no such assignment shall relieve Buyer of its obligations hereunder if such assignee does not perform such obligations.

      Section 9.05 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

      Section 9.06 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

      Section 9.07 Expenses. Whether or not the Closing is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      Section 9.08 Publicity. Except as otherwise required by law or the rules of any national securities exchange, for so long as this Agreement is in effect, neither Buyer nor Sellers shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without prior consultation with the other party.

      Section 9.09 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

IN WITNESS WHEREOF, DataLogic, IPN and Buyer have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

DATALOGIC INTERNATIONAL, INC.

By:    /s/ Keith Moore
       --------------------------
Name:  Keith Moore
Title: Chief Executive Officer



IPN COMMUNICATIONS, INC.

By:    /s/ Khanh D Nguyen
       --------------------------
Name:  Khanh D. Nguyen
Title: President


HURON HOLDINGS, INC.

By:    /s/ David Walters
       --------------------------
Name:  David Walters
Title: Chief Executive Officer

                            Exhibit C

               Assignment and Assumption Agreement

     ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of ___ __, 2006, between [DataLogic International, Inc., a Delaware corporation][IPN Communications, Inc., a California corporation] ("Seller"), and Huron Holdings, Inc., a Nevada corporation ("Buyer").

     WHEREAS, Seller and Buyer have concurrently herewith consummated the purchase by Buyer of the Purchased Assets pursuant to the terms and conditions of the Asset Purchase Agreement, dated June 30, 2006, among DataLogic International, Inc., IPN Communications, Inc. and Huron Holdings, Inc. (the "Asset Purchase Agreement"; terms defined in the Asset Purchase Agreement and not otherwise defined herein being used herein as therein defined);

     WHEREAS, pursuant to the Asset Purchase Agreement, Buyer has agreed to assume certain liabilities and obligations of Seller;

     NOW, THEREFORE, in consideration of the sale of the Purchased Assets and in accordance with the terms of the Asset Purchase Agreement, Buyer and Seller agree as follows:

     1. (a) Seller does hereby sell, transfer, assign and deliver to Buyer all of the right, title and interest of Seller in, to and under the Purchased Assets.

         (b) Buyer does hereby accept all of the right, title and interest of Seller in, to and under the Purchased Assets and Buyer assumes and agrees to pay, perform and discharge promptly and fully when due any and all of the Assumed Liabilities and to perform all of the obligations of Seller to be performed under any contracts, agreements or understandings included in the Purchased Assets.

     2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought in Orange County, California and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

[DataLogic, International, Inc.][IPN Communications, Inc.]



_________________________
By:

Huron Holdings, Inc.

_________________________
By: